EXHIBIT 10(l)


       ASSIGNMENT AND ASSUMPTION OF FINANCING AND GUARANTEE AGREEMENT
       --------------------------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF FINANCING AND GUARANTEE AGREEMENT

(this "Assignment") is made and entered into as of this 1st day of June,

1995, by and between TAUBMAN YORK AVENUE ASSOCIATES, INC., a New York corporation, having an address at 200 East Long Lake Road, Bloomfield

Hills, Michigan 48304 ("Assignor"), and YORK AVENUE ADVISORS, INC., a New

York corporation, having an address at 200 East Long Lake Road, Bloomfield

Hills, Michigan 48304 ("Assignee").

     In consideration of the mutual promises and agreements contained in this Assignment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto.

Assignor and Assignee hereby agree as follows:

     1.   Assignor hereby transfers, conveys and assigns to Assignee all of Assignor's right, title and interest in, to and under that certain

Financing and Guarantee Agreement, dated as of October 1,1987, among

Sotheby's Inc. a New York corporation ("Sotheby's"), York Avenue

Development, Inc. a New York corporation ("York"), and Assignor, as amended by Letter Agreement, dated August 18, 1988, among Sotheby's, York,

and Assignor, (as amended, the "Financing and Guarantee Agreement") attached hereto as Exhibit A and made a part hereof.

     2.   Assignee hereby accepts the transfer, conveyance and assignment of all of Assignor's right, title and interest in, to and under the

Financing and Guarantee Agreement. In consideration thereof, Assignee hereby (i) assumes all of the obligations and liabilities of Assignor under the Financing and Guarantee Agreement, as well as all future liabilities and obligations accruing under the Financing and Guarantee Agreement, from and after the date
hereof, (ii) agrees to be bound by the terms and provisions of the

Financing and Guarantee Agreement, as if Assignee were an original party thereto, (iii) agrees to timely perform all of the obligations of Assignor under the Financing and Guarantee Agreement, and (iv) agrees to indemnify,

defend and hold Assignor harmless from and against any losses or damages arising from or pertaining to Assignee's failure from and after the date hereof to carry out its obligations and liabilities under the Financing and

Guarantee Agreement.


     3.   Assignor hereby represents and warrants to Assignee that

Assignor has not assigned or encumbered its interest in the Financing and

Guarantee Agreement prior to this Assignment.

     4.   Assignor and Assignee hereby agree to promptly execute any and all further documentation that may hereafter be required in order to effectuate the assignment and assumption set forth herein.

     5.   This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     6.   This Assignment may be executed in two (2) or more counterparts,

all of which as so executed shall constitute one (1) Assignment, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart; provided, however, that no provision of this Assignment shall become effective and binding unless and until all parties hereto have duly executed this Assignment, at which time this Assignment shall then become effective and binding as of the date first above written.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this

Assignment and Assumption of Financing and Guarantee Agreement as of the

date first above written.



                                   TAUBMAN YORK AVENUE ASSOCIATES, INC.,
                                   a New York corporation

                                   By: /s/ A. Alfred Taubman
                                       -------------------------------

                                   Its: Chairman of the Board
                                        ------------------------------

                                             "Assignor"


                                   YORK AVENUE ADVISORS, INC.,
                                   a New York Corporation

                                   By:/s/  A. Alfred Taubman
                                      --------------------------------

                                   Its: Chairman of the Board
                                        ------------------------------

                                             "Assignee"

                                 EXHIBIT A
                                 ---------

                     FINANCING AND GUARANTEE AGREEMENT
                     ---------------------------------


     AGREEMENT, made as of the 1st day of October, 1987, among SOTHEBY'S,

INC., a Michigan corporation ("Sotheby's"), YORK AVENUE DEVELOPMENT, INC.

("York"), a New York corporation and a wholly-owned subsidiary of

Sotheby's, and TAUBMAN YORK AVENUE ASSOCIATES, INC., a New York

corporation, having as its shareholder(s), initially, A. Alfred Taubman

("AAT") and, thereafter, at his election, one or more of the present shareholders of Sotheby's Holdings, Inc. and such other persons and/or entities as may be designated by AAT (such corporation, together with its successors and assigns, is hereinafter referred to as "Taubman").



                            W I T N E S S E T H:
                            - - - - - - - - - -


     WHEREAS, pursuant to a Lease, dated July 25, 1979, between The

Benenson Capital Company, Raymond E. Benenson and Lawrence A. Benenson

(collectively, "Benenson") and Sotheby's, as amended to the date hereof

(the "Lease"), Sotheby's is the lessee of certain real property (the

"Property") located at 1334 York Avenue, New York, New York, together with a four (4) story building constructed thereon (the "Existing Building");


     WHEREAS, York, at its sole cost and expense, presently desires to develop the Property by constructing a new, mixed-use tower (the "New

Tower") over the Existing Building, and it is York's present intention that the New Tower will contain both commercial and residential condominium units (the "Project");


     WHEREAS, when the Project is completed, it is presently intended that

York will retain fee ownership of a commercial condominium unit to be composed of all or a portion of the area comprising the Existing Building and the first floor of the New Tower (the "Commercial Area"), and the

Commercial Area shall be leased by York to Sotheby's, pursuant to the terms of the Lease, as the same may hereafter be amended from time to time;

     WHEREAS, Sotheby's presently desires to make the Sotheby's

Improvements (as defined in Section 4.1) to the Commercial Area, as more particularly described in this Agreement;

     WHEREAS, to permit the development of the Project, York acquired from

Benenson the rights (the "Purchase Rights") to purchase the fee interest to the Property;

     WHEREAS, as a condition to York's acquisition of the Purchase Rights,

Benenson required certain of the obligations of York under the purchase documents to be guaranteed (the "Purchase Guarantee") by a person satisfactory to Benenson;

     WHEREAS, Sotheby's was willing to provide the Purchase Guarantee, but

Benenson would not accept the Purchase Guarantee from Sotheby's unless

Benenson was permitted to examine Sotheby's most recent financial statements;

     WHEREAS, since Sotheby's was not willing to deliver such financial statements to Benenson, Sotheby's requested AAT to personally provide the

Purchase Guarantee, and AAT agreed to do so;

     WHEREAS, in partial consideration for AAT's providing the Purchase

Guarantee, Sotheby's and York provided AAT with a letter (the "Indemnity

Letter"), pursuant to which Sotheby's and York indemnified AAT from any and all losses and/or damages incurred by AAT as a result of his execution and delivery of the Purchase Guarantee;

     WHEREAS, since Sotheby's is in the auction business and not in the business of developing real estate, Sotheby's board of directors has determined that it would not be in Sotheby's best interest to be at risk under any construction loans, or otherwise, in connection with the construction and development of the Project for any liabilities except (i) pre-development costs ("Sotheby's Pre-Development Costs") in the amount of Two Million Four

Hundred Twelve Thousand Seven Hundred Seventy-One Dollars ($2,412,771),

(ii) all costs and expenses incurred by Sotheby's in connection with the

Sotheby's Improvements and (iii) as otherwise specifically provided in this

Agreement; and

     WHEREAS, York is not of sufficient financial standing to accomplish the intended development and has, therefore, requested Taubman to provide financial backing as may be required to develop the Project, and Taubman has agreed to do so in accordance with the terms and conditions of this

Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Sotheby's, York and Taubman hereby agree as follows:

                                 ARTICLE I
                                 ---------

                       SCOPE OF TAUBMAN'S OBLIGATIONS
                       ------------------------------

     Section 1.1.   Subject to the terms and conditions of this Agreement,
     -----------

Taubman (and the shareholders of Taubman, as required) shall

     (a)  provide the Purchase Guarantee;

     (b)  provide any guarantees of payment and/or of completion (the

"Construction Guarantees" that may be required by any construction lender in connection with financing the construction and development of the

Project;

     (c)  provide any guarantees (the "Zoning Guarantees") that may be required in connection with obtaining proper zoning or zoning bonuses for the Project;

     (d)  provide any guarantees (the "Condominium Guarantees") that may be required in connection with the conversion of the Property to condominium ownership;

     (e)  provide any guarantees (the "Credit Guarantees") that may be required in connection with any "credit enhancers" (including, without limitation, letters of credit) that may be required or appropriate in connection with financing the construction and development of the Project;

     (f)  loan to York all funds which are otherwise unavailable through,

by way of example and not of limitation, third-party financing, as may be required in connection with the pre-development and construction phases of the Project (including,
without limitation, funds to pay for the cost of the Cladding Work (as defined in Section 3.2(a)), the First Floor Work (as defined in Section

3.2(a)) and the York Relocation Work (as defined in Section 4.1)), but not including funds to pay for any fees, costs, expenses or other items which are billed by, and/or attributable to the services provided by, the

Sotheby's Consultants (as defined in Section 4.3) in connection with the construction of the Sotheby's Improvements, such loans (1) to be in such amounts as may be determined by Taubman, (2) to be made in accordance with the terms and conditions of the promissory note attached hereto as Exhibit

"A", (3) to be guaranteed in accordance with the terms of the non-recourse guarantee attached hereto as Exhibit "B" (the "Non-Recourse Guarantee"),

and (4) to be secured in accordance with the terms of (i) the non-recourse pledge agreement attached hereto as Exhibit "C" (the "Pledge Agreement"),

(ii) prior to the time York becomes the fee owner of the Property, the collateral assignment of contract rights (security agreement) attached hereto as Exhibit "D" (the "Security Agreement"), and (iii) after the time

York becomes the fee owner of the Property, the fee mortgage attached hereto as Exhibit "E" (the "Mortgage"); and

     (g)  provide consultation and advice to York in connection with the negotiation of the York Development Documents (as defined in Section

5.1(e)).

     Section 1.2.   This Agreement shall not be deemed to create, as
     -----------

between Sotheby's (and York) and Taubman, the relationship of employer-

employee, agency, joint venture or partnership. Neither Sotheby's (and

York) nor Taubman by virtue of this Agreement shall have the right or authority to act for or to bind the other in any way or to sign the name of the other or to represent that the other is in any way responsible for the acts or omissions of the other.

                                 ARTICLE II
                                 ----------

                               TAUBMAN'S FEE
                               -------------

     Section 2.1.    (a)  For the obligations to be undertaken by Taubman
     -----------

pursuant to this Agreement, York shall pay Taubman a fee equal to (i)

ninety percent (90%) of the first Fifteen Million Dollars ($15,000,000) of

Project Profits (as defined in, or determined in accordance with, Section

2.l(b)) and (ii) seventy-five percent (75%) of any Project Profits in excess of Fifteen Million Dollars ($15,000,000). Subject to the provisions of Section 3.5, such fee shall be paid in such manner and at such time as may be determined by Taubman.

          (b)  For the purpose of this Agreement, the term "Project

Profits" means all of the Property Profits or the Residential Units Profits

(each as defined in the Exchange Agreement, dated October 27, 1986, between

Benenson and York (the "Exchange Agreement")), as the case may be, not paid to Benenson thereunder, and, if for any reason the Exchange Agreement is not in effect, the term "Project Profits" shall be determined by the

Project accountants (who shall be selected by Taubman) based upon the definitions set forth in the Exchange Agreement.

     Section 2.2.   (a)  Any and all fees, costs, expenses or other items
     -----------

which are billed by, and/or attributable to the services provided by, the

York Consultants (as defined in' Section 5.l(f)) in connection with the construction and development of the Project shall be deemed to be costs of the Project in determining Project Profits.

          (b)  Any and all fees, costs, expenses or other items which are billed by, and/or attributable to the services provided by, the Sotheby's

Consultants in connection with the construction of the Sotheby's

Improvements shall be the direct obligations of Sotheby's, and shall not be obligations of Taubman and/or York.

     Section 2.3.   Any and all fees, costs and expenses payable for any
     -----------

"credit enhancers" (including, without limitation, any letters of credit)

shall be deemed to be costs of the Project in determining Project Profits.

                                ARTICLE III
                                -----------

                                THE PROJECT
                                -----------

     Section 3.1.   All decisions with respect to the Project, including,
     -----------

without limitation, the decision whether or not to construct the Project,

shall be solely within the control of Taubman, and, except as otherwise provided in this Agreement, Taubman shall have no liability to Sotheby's or

York (or any other person) if construction of the Project is not commenced or any option relating to the Purchase Rights is not exercised; provided,

however, if construction of the Project is not commenced on or before

September 30, 1997, this Agreement shall terminate and, except for liabilities arising hereunder prior to October 1, 1997, no party shall have any claim against any other party under this Agreement.

     Section 3.2.   (a)  Subject to the provisions of this Agreement with
     -----------

respect to Taubman's rights relating to the development of the Project

(including, without limitation, Sections 3.1, 5.1 and 6.1), York, at its sole cost and expense, shall be responsible for constructing and developing the Project, including, without limitation (i) re-cladding the exterior of the Existing Building and cladding the exterior of the first floor of the

New Tower (the "Cladding Work"), (ii) constructing the shell of the first floor of the New Tower (the "First Floor Work"), and (iii) performing the

York Relocation Work.

          (b)  Sotheby's shall not be required to pay for any costs

relating to the Project including, without limitation, the cost incurred by

York for the (i) Cladding Work, (ii) the First Floor Work, and (iii) the

York Relocation Work.

     Section 3.3.   Sotheby's shall at all times be entitled to occupy the
     -----------

Commercial Area.


     Section 3.4.   If York fails to perform or cause to be performed any
     -----------

of its duties or obligations under this Agreement, Taubman may at any time notify York of the specific failure(s) to comply with this Agreement. If such failure(s) are not corrected
immediately after receipt of such notice, in addition to any other rights and remedies provided by law, Taubman shall have the right, but not the obligation, to correct such failure(s) and to assume the responsibility for performing all of such duties and obligations. In order to effectuate any such correction of such failure(s), Taubman shall have the right and easement to enter upon the Property to perform any of such duties and obligations, such right and easement to be the same as that granted under

Section 8.3.



     Section 3.5.   (a)  Available Cash (as defined in Section 3.5(b)) from
     -----------

the Project shall be distributed by York, first, to Sotheby's and Taubman until (x) Sotheby's Pro-Development Costs and (y) all loans made by Taubman to York, together with interest thereon to the date of distribution, have been repaid in full distributions to Taubman and Sotheby's pursuant hereto being made in the proportion that the then outstanding balance of Sotheby's

Pro-Development Costs or Taubman's loans, as the case may be, bears to the then outstanding balance of (A) Sotheby's Pre-Development Costs plus (B)

Taubman's loans and, then, in payment of Taubman's fee, as provided in

Section 2.1.

          (b)  "Available Cash" shall mean (1) cash from the sale or lease of residential condominium units and, at Taubman's direction, excess proceeds from any financing(s), less (2) the following items relating solely to the Project: the aggregate of the reasonable reserves established by Taubman for working capital needs, payments to Benenson under the

Exchange Agreement, real property taxes, repayment of any debt, selling expenses and capital improvements.

     Section 3.6.   York shall maintain at such place or places as it may
     -----------

designate, complete and accurate books of account and records relating to the Project, showing costs, expenditures, receipts, profits and losses and shall provide for such other matters and information as Taubman deems necessary, together with copies of all York Development Documents.

     Section 3.7.   Sotheby's shall pay all real estate taxes and
     -----------

assessments attributable to the Commercial Area and the common area maintenance costs allocated to the Commercial Area.

     Section 3.8.   For the purpose of this Agreement, the term "Project"
     -----------

shall not include the Sotheby's Improvements.

                                 ARTICLE IV
                                 ----------

                           SOTHEBY'S IMPROVEMENTS
                           ----------------------



     Section 4.1.   For the purpose of this Agreement, the term "Sotheby's
     -----------

Improvements" means (a) all interior alterations to the Commercial Area,

and (B) the relocation of the main entrance to the Existing Building;

provided, however, with respect to such relocation, the term "Sotheby's

Improvements" shall not include (1) the construction of the new entrance,

including the fenestrations where such entrance is to be located, and (2)

the canopy above such entrance (items (1) and (2) being referred to herein as the "York Relocation Work").

     Section 4.2.   (a)  Except as provided in Section 4.2(b), all
     -----------

decisions in connection with the planning, design, development,

construction and installation of the Sotheby's Improvements shall be solely within the control of Sotheby's, and Sotheby's shall be solely responsible for the cost of the Sotheby's Improvements.

          (b)  Taubman shall have the right to approve all plans and specifications (and all changes thereto) relating to the relocation of the main entrance to the Existing Building, such approval not to be unreasonably withheld or delayed (it being understood and agreed that

Taubman shall not be responsible for any defects in such plans or specifications or in the improvements constructed in accordance therewith).

     Section 4.3.   Sotheby's shall have the right (without Taubman's
     -----------

approval) to select and retain independent architects, engineers and consultants (the "Sotheby's Consultants") who shall have the responsibilities delegated to them by Sotheby's.

     Section 4.4.   York shall keep in full force and effect, and shall
     -----------

not, without the prior written consent of Taubman, amend, modify, or otherwise alter the terms of, that certain Project Services Agreement,

dated November 8, 1985, between Sotheby's and The Taubman Company, Inc.

                                 ARTICLE V
                                 ---------

               CONDITIONS PRECEDENT TO TAUBMAN'S OBLIGATIONS
               ---------------------------------------------

     Section 5.1.   Taubman shall not be obligated (i) to provide the
     -----------

Construction Guarantees, the Zoning Guarantees, the Condominium Guarantees

and/or the Credit Guarantees or (ii) to loan any funds to York unless each of the following conditions have been satisfied prior to the time Taubman is to provide any of such items (provided, however, Taubman shall have the right to waive any one or more of such conditions, which waiver to be evidenced by a signed writing):

     (a)  Taubman shall have approved the construction lender(s) in connection with financing the construction and development of the

          Project and the terms and conditions of such financing;

     (b)  York shall have acquired the fee title to the Property, and

          Taubman and its counsel shall have approved the form and

          substance of all agreements, documents and other instruments executed in connection with such acquisition;

     (c)  the deed(s) executed by Benenson, in form and content acceptable to Taubman and its counsel, vesting fee title to the Property in

          York shall have been properly recorded in New York County;

     (d)  the Property shall be properly zoned for the intended use,

          purpose and scope of the Project;

     (e)  Taubman and its counsel shall have approved the form and substance of all documents, agreements and other instruments

          (including, without limitation, loan agreements, mortgages,

          notes, letters of credit and guarantees) executed by any party in connection with the development,

          construction or financing of the Project, the obtaining of proper zoning for the Project, the conversion of the Property to

          condominium ownership, the sale of residential and commercial condominium units at the Property and/or the items referred to in the preamble of this Section 5.1 (such documents, agreements and other instruments are collectively referred to as the "York

          Development Documents");

     (f)  Taubman shall have approved all contractors, sub-contractors,

          architects, engineers and other third-party consultants

          (collectively, the "York Consultants") employed or to be employed by York in connection with the development of the Project and,

          without limiting the generality of paragraph (e) of this Section

          5.1, Taubman and its counsel shall have approved the form and substance of all agreements or contracts with respect to the York

          Consultants;

     (g)  Taubman shall have approved all plans and specifications (as approved, the "York Plans") with respect to the construction and development of the Project (it being understood and agreed that

          Taubman shall not be responsible for any defects in the York

          Plans, or in the building or other improvements constructed or made in accordance therewith);

     (h)  York shall have obtained and shall have delivered to Taubman evidence satisfactory to Taubman that York has good and

          marketable fee title to the Property, free of any encumbrances or other exceptions to title other than those approved by Taubman,

          which evidence may include, at Taubman's request, a copy of an owner's title insurance policy approved by the New York State

          Insurance Department, in form and substance reasonably

          satisfactory to Taubman and issued by a title insurance company reasonably acceptable to Taubman and evidence of payment of the premiums therefor;

     (i)  York shall have obtained and shall have delivered to Taubman a copy of a11 policies of insurance which Taubman reasonably requires York to maintain in connection with the development of the Project, each in form and substance reasonably satisfactory to Taubman and issued by a company or companies reasonably acceptable to Taubman, and Taubman shall have received evidence of payment of the premiums therefor;

     (j)  York shall have furnished Taubman with performance and labor and material payment bonds, in the full amount of the cost of

          construction of the Project, with a surety company authorized to do business in the State of New York and reasonably acceptable to

          Taubman;

     (k)  all representations and warranties contained in the York

          Development Documents shall be true (i) on and as of the date the

          York Development Documents were executed and (ii) on and as of the date Taubman provides the guarantees and/or loans funds to

          York, and there shall exist no condition, event or act which would constitute an event of default under the York Development

          Documents or which would, with notice or lapse of time, or both,

          constitute such an event of default;

     (l)  Taubman shall have approved a budget with respect to the construction and development of the Project, which budget shall break down the project development costs in such detail as reasonably requested by Taubman;

     (m)  York shall have consulted with Taubman with respect to, and

          Taubman shall have approved (i) a plan for the marketing and sale of commercial and residential condominium units at the Property,

          (ii) the broker(s) for such marketing and sale, and their fees,

          and (iii) the selling prices and the other terms of sale of such units; and

     (n)  Taubman shall have approved all other documents reasonably required by Taubman in connection with the development and financing of the Project
          and the marketing and sale of commercial and/or residential condominium units at the Property.

                                 ARTICLE VI
                                 ----------

                             COVENANTS OF YORK
                             -----------------

     Section 6.1.  Until such time as the Project is completed, all loans
     -----------

by Taubman to York have been repaid in full, all guarantees provided by

Taubman under this Agreement have been terminated, and Taubman has received its entire fee under this Agreement, York hereby covenants with Taubman that:

          (a)  all construction work performed by, or caused to be

               performed by, York on the Property shall be diligently and expeditiously performed to completion in accordance with the

               York Plans in a first-class workmanlike manner, in

               accordance with good construction practices, all applicable laws, ordinances, rules and regulations and insurance

               requirements and otherwise in accordance with the terms of the York Development Documents and this Agreement;

          (b)  York will perform all of its obligations under the York

               Development Documents in accordance with the terms thereof and shall not, without the prior written consent of Taubman,

               amend, alter, extend or otherwise modify the terms of any

               York Development Document or any other document or item

               approved by Taubman under this Agreement (including, without limitation, any budget or sales and marketing plan);

          (c)  York shall not make any changes in the York Plans without

               Taubman's prior written approval;

          (d)  York shall require the York Consultants to perform their work in accordance with the terms of their respective

               contracts and agreements and shall not, without Taubman's

               prior written approval, amend, modify or alter the

               responsibilities of any of the York Consultants under any

               such contract or agreement;

          (e)  York shall maintain all insurance policies required by

               Taubman under Section 5.1(i), and any additional policies of insurance reasonably required by Taubman, each in form and substance reasonably satisfactory to Taubman and issued by a company or companies reasonably acceptable to Taubman, in

               amounts reasonably acceptable to Taubman, and shall deliver to Taubman evidence of payment of premiums therefor;

          (f)  York shall deliver to Taubman, for its approval, all

               documents and instruments required to be executed and/or

               filed in connection with the creation of condominium units in the Project;

          (g)  York shall deliver to Taubman, for its approval, all

               documents and instruments required to be executed and/or

               filed in connection with obtaining proper zoning for the

               Property;

          (h)  York shall deliver to Taubman copies of all documents,

               instruments, statements, or notices required to be or

               otherwise delivered pursuant to the York Development

               Documents;

          (i)  York shall promptly pay and discharge all demands for payment relating to the construction of the Project and take all other steps to avoid the assertion of claims against the

               Property or the improvements constructed thereon, and in the event any lien is filed against the Property or the

               improvements located thereon, York shall, at Taubman's

               request, discharge such lien within the later of (i) sixty

               (60) days after the filing thereof and (ii) five (5) days

               after such request;

          (j)  Taubman shall have the right to enter the Property and inspect the improvements constructed thereon and the work of construction at all times and examine the books, records,

               accounting data and other documents of York pertaining to

               construction of the Project, and make extracts and copies of the same, and the books, records, accounting data and documents of York shall be available to Taubman at York's

               principal place of business during normal business hours;

          (k)  York shall not, without the prior written consent of Taubman

               (i) make any expenditure not provided for in a budget

               approved by Taubman or (ii) market or sell the commercial

               and residential condominium units at the Property other than in accordance with a marketing and sales plan and a

               condominium offering plan approved by Taubman;

          (l)  York shall not, without the prior written consent of

               Taubman, do any act and/or execute any document (including,

               without limitation, exercising any right to become the fee owner of the Property, changing the selling prices of the

               commercial and residential condominium units at the Property or entering into any agreement or arrangement with any

               construction lender(s), the York Consultants or broker(s))

               that would have required Taubman's approval or consent if

               the performance of such act and/or the execution of such

               document would have required Taubman's approval or consent under Section 5.1;

          (m)  York shall not engage in any business other than the

               business of acquiring the fee interest from Benenson,

               developing the Project, leasing the Commercial Area to

               Sotheby's, marketing and selling residential and commercial condominium units and taking such other action as shall be necessary or desirable to perform all obligations required to be performed by York pursuant to the terms of this

               Agreement, and York shall preserve its corporate existence and good standing and all its material rights, privileges

               and franchises necessary and desirable in the conduct of its business;

          (n)  York shall pay and discharge (i) all taxes, assessments and government charges or levies imposed on it or its income or profits or any of its
               properties prior to the date on which penalties attach

               thereto and (ii) all lawful claims which, if unpaid, might cause a lien or charge to be created against any of its

               properties, except any such tax, assessment, charge or levy the payment of which is being contested in good faith by

               appropriate proceedings and for which it has made adequate reserves on its books;

          (o)  York shall comply with the requirements of all applicable laws, regulations and orders of any governmental authority,

               a violation of which could affect the Project or York's

               business or financial condition, except any such law,

               regulation or order which is being contested by it in good faith by appropriate proceedings; provided however, that

               such contest will not cause harm to York or the Project if

               York shall fail to prevail in such contest;

          (p)  York shall furnish to Taubman, promptly after knowledge thereof shall have come to the attention of York, written

               notice of any threatened or pending litigation, arbitral or governmental or administrative proceeding against York which could adversely affect the Project or York's business or

               properties;

          (q)  York shall, upon the request of Taubman, give any

               representative of Taubman access during normal business

               hours to, and permit such representative to inspect, all

               properties belonging to it and permit such representative,

               to examine, copy and make extracts from, all books, records and documents in its possession relating to its affairs, as such representative may reasonably require;

          (r)  York shall obtain (and, once obtained, maintain) all

               authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable in the opinion of

               Taubman under applicable law or regulation in connection

               with the making and performance of this Agreement and with respect to the Project, and will promptly furnish copies

               thereof to Taubman;

          (s)  York will not create or permit to exist any lien or

               encumbrance (including any charge upon assets purchased

               under conditional sales or other title retention agreements)

               upon any of its assets whether now owned or hereafter

               acquired; provided, however, that this restriction shall not apply to nor prevent the creation or existence of (i) liens in favor of Taubman, (ii) liens for taxes not yet due or

               which are being contested in good faith by appropriate

               proceedings, and (iii) liens referred to in Schedule "A"

               hereto;

          (t)  York shall not make or have outstanding any loan or advance to, or own or acquire any stock or securities of, or any

               interest in, or make any capital contribution to, any person

               (other than Taubman);

          (u)  York shall not merge or consolidate with, or liquidate into,

               any other corporation;

          (v)  York will not make capital expenditures, except as permitted in this Agreement;

          (w)  York shall not create, incur, assume or suffer to exist any indebtedness, except as permitted in this Agreement;

          (x)  York shall not assume, guarantee, endorse, or otherwise become liable for the obligation of any person (other than

               Taubman), whether by guarantee, letter of credit, pledge,

               security agreements or otherwise, except by endorsement of negotiable instruments for deposit or collection in the

               ordinary course of business and except as permitted in this

               Agreement;

          (y)  York shall not sell, lease, transfer or otherwise dispose of any of its assets (including, without limitation, assets

               held by it as lessee and shares of stock), except as

               permitted under this Agreement; and

          (z)  except for amounts equal to base rental payments received from Sotheby's under the Lease (and only after receipt by

               York of such base rental payments), York shall not pay or

               declare any dividend on any class of its stock, or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or

               indirectly, any shares of its stock.



                                ARTICLE VII
                                -----------

                          INDEMNITIES AND RELEASES
                          ------------------------

     Section 7.1.   (a)  Sotheby's shall defend, indemnify and hold
     -----------

harmless Taubman from, against and in respect of any and all claims,

demands, actions, suits or causes of action resulting from, and pay all costs, expenses, losses or damages sustained, incurred or resulting from,

(i) any non-compliance or breach by Sotheby's of any provision contained in this Agreement and (ii) the construction of the Sotheby's Improvements.

          (b)  York shall defend Taubman against any and all claims,

demands, actions, suits or proceedings arising out of or in connection with, and indemnify and hold harmless Taubman from any and all liabilities,

damages, losses and judgments arising (i) from any non-compliance or breach by York of any provision contained in this Agreement, (ii) the construction of the Project and (iii) under or in connection with, the Construction

Guarantees, the Zoning Guarantees, the Condominium Guarantees and/or the

Credit Guarantees. York shall also pay and reimburse Taubman in respect of any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Taubman under such guarantees.

          (c)  Taubman shall defend, Indemnify and hold harmless Sotheby's from, against and in respect of any and all claims, demands, actions, suits or causes of action resulting from, and pay all costs, expenses, losses or damages sustained, incurred or resulting from, (i) any non-compliance or breach by Taubman of any provision contained in this Agreement and (ii) the construction of the Project; provided, however, (A) in no event shall Taubman be liable to Sotheby's under this Section 7.1(c) or any other provision of this Agreement for consequential damages (including,

without limitation, losses to works of art or other objects auctioned by

Sotheby's or loss of profits) and (B) all liabilities of Taubman hereunder shall be deemed to be costs of the Project for the purpose of determining the Project Profits.

          (d)  Each party shall look first to any insurance in its favor before making any claim against any other party, and, to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against any other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against any other party.

     Section 7.2.  Sotheby's is hereby released from any and all
     -----------

obligations under the Indemnity Letter.

     Section 7.3.  York's obligations under this Agreement shall be
     -----------

guaranteed by the Non-Recourse Guarantee and secured by the Pledge

Agreement, the Security Agreement and the Mortgage.

                                ARTICLE VIII
                                ------------

                                 EASEMENTS
                                 ---------

     Section 8.1.  York shall grant to Sotheby's, and Sotheby's shall grant
     -----------

to York (for the benefit of York and the owners of residential condominium units in the Project), such vehicular and pedestrian easements as may be required in connection with the Project, in Taubman's reasonable judgment,

for the purposes of (i) vehicular ingress-and egress, (ii) parking of motor vehicles, (iii) unobstructed vehicular passage and circulation, (iv)

pedestrian ingress and egress and (v) unobstructed pedestrian passage and circulation.

     Section 8.2.  (a)  York shall grant to Sotheby's, and Sotheby's shall
     -----------

grant to York (for the benefit of York and the owners of residential condominium units in the Project), such utility easements as may be required in connection with the Project, in Taubman's judgment, including, without limitation, for the purpose of connecting to and using utility facilities, and constructing, installing, maintaining,

repairing, enlarging, replacing, relocating and/or removing any such connections, provided that no such use and/or connection shall be utilized or allowed in a manner which unreasonably burdens the grantor's premises,

results in interference with the use and/or operations of the improvements thereon, unreasonably inconveniences the occupants thereof or adversely affects the fire insurance rating standard of such improvements.

          (b)  York shall, if requested by Taubman, dedicate and/or convey to the City of New York or any other governmental entity, or to any public utility company providing utility service to the Project, all or any portion of the utility facilities for the purposes for which they are intended, provided that the service provided to Sotheby's by the utility facilities to be dedicated shall not be diminished or adversely affected in any way. If, in connection with the dedication and/or conveyance of the utility facilities, York needs or desires Sotheby's to join in the execution of any applications, deeds or other documents, Sotheby's shall do so, upon any request therefor. Upon any dedication and/or conveyance of the utility facilities (or any portion thereof), the easement granted under

Section 8.2(a) shall terminate (to the extent of the utility facilities so dedicated or conveyed) without the payment of any consideration to the grantee thereof or any other persons on account of the termination of such easement. In the event that any such dedication and/or conveyance of the utility facilities (or any portion thereof) is reversed or abandoned, the easement rights set forth in Section 8.2(a) shall automatically be revived.

     Section 8.3.  York shall grant to Sotheby's, and Sotheby's shall grant
     -----------

to York, such construction easements as may be required in connection with the Project, in Taubman's reasonable Judgment, for purposes of, in the case of York, constructing the Project and, in the case of Sotheby's,

constructing the Sotheby's Improvements.

     Section 8.4.  Nothing contained in this Article VIII including,
     -----------

without limitation, the grant of any or all easements under this Article

VIII, shall be deemed to constitute a
dedication of any property, or any portion or portions thereof, to any governmental body or agency or to the general public, or be construed to create any rights in or for the benefit of any space lessee of any part of the Project (other than Sotheby's), it being the intention of the parties that this Agreement shall be strictly limited to and for the purpose set forth in this Agreement. The parties may, however, extend the benefit of the easements granted under this Article VIII to occupants of the Project,

but such grant shall be subject to the provisions of this Agreement.

                                 ARTICLE IX
                                 ----------

                             COOPERATION; ETC.
                             -----------------

     Section 9.1.  Taubman, York and Sotheby's shall cooperate fully with
     -----------

one another with respect to the development, financing and construction of the Project and the construction of the Sotheby's Improvements, and each party shall use reasonable efforts to cause its architects, engineers,

contractors and subcontractors to cooperate and coordinate with the other party's architects, engineers, contractors and subcontractors, to the extent reasonably practicable to achieve the completion of the Project and the objectives and commitments set forth in this Agreement. Each party shall make reasonable efforts to perform its construction so as not to (i)

cause any unnecessary increase in the cost of construction to the other parties, and (ii) unreasonably interfere with the construction of the other parties and/or any other construction being performed on the Property or any part thereof, and each party shall at all times take any and all safety measures reasonably required to protect the other parties and all occupants from injury or damage caused by or resulting from the performance of its construction. Taubman shall give Sotheby's, not less than ninety (90) days prior notice of the commencement of construction of the Project, and

Taubman and York shall use their respective best efforts to assure that the construction of the Project shall be performed in such manner so as to minimize any interference with Sotheby's operations. During the period of construction of the Project, Taubman and York shall use their respective best
efforts (a) to keep Sotheby's regularly and fully informed with respect to construction schedules (and updates thereto) and the progress of the construction work, and (b) to give advance notice to Sotheby's of any deliveries or unusual circumstances that might adversely affect Sotheby's operations.

     Section 9.2.  Without limiting the generality of Section 9.1,
     -----------

Sotheby's and York shall, within ten (10) days after a request by Taubman therefor, join in, execute, acknowledge, and authorize the timely delivery and/or recordation of any and all documents, declarations, deed restrictions and other instruments which are required under the zoning resolution of the City of New York (the "ZRCNY") and other applicable land use, building and environmental laws, rules and regulations to apply for,

and to obtain from the governmental agency with jurisdiction thereover approval of, any actions, permits, licenses, consents and authorizations for construction of the Project, including, without limitation, a change in the zoning map applicable to the Property, a variance from or a special permit or authorization pursuant to the ZRCNY, and excavation and foundation and building permits from the New York City Department of

Buildings.

     Section 9.3.  Without limiting the generality of Section 9.1, in
     -----------

connection with the conversion and/or development of all or a portion of the Property to condominium and/or cooperative ownership, Sotheby's and

York shall, within ten (10) days after a request by Taubman therefor, join in, execute, acknowledge, and authorize the timely delivery and/or recordation of any and all documents and instruments (including, without limitation, offering plans, declarations, certifications and affidavits and documents relating to the maintenance and repair of common areas) that may be required and/or appropriate in connection with the creation of condominium and/or cooperative units or required under any applicable statutes or regulations relating to such conversion and/or development of the Property. Taubman, in its sole discretion, shall determine the initial number of members Sotheby's and/or York shall have on the condominium association board of directors.

     Section 9.4.   Without limiting the generality of Section 9.1,
     -----------

Sotheby's shall, within ten (10) days after a request therefor by Taubman,

execute, acknowledge, and authorize the timely delivery and/or recordation of any and all documents and instruments that may be required to evidence the subordination of the Lease (a) to any Declaration of Condominium filed in respect of the Project and (b) to the lien of any mortgage(s) in favor of any lender(s) in connection with financing the development of the

Project; provided, however, Sotheby's obligation under clause (b) of this

Section 9.4 in respect of such documents and instruments shall be conditioned upon the receipt by Sotheby's of the standard form non-

disturbance agreement of such lender(s).

     Section 9.5.   Without limiting the generality of Section 9.1, at
     -----------

Taubman's request, York shall (i) exercise any and all of its rights to become the fee owner of the Property and (ii) enter into the York

Development Documents.

     Section 9.6.   Except for Sotheby's in respect of the Sotheby's
     -----------

Improvements, nothing contained in this Article IX shall be deemed to give

Sotheby's or York the right to consent to or approve any plans and specifications, construction schedules, marketing plans, financing arrangements and cost estimates in connection with the development of the

Project or any matters relating thereto.

     Section 9.7.   Without the prior written consent of Taubman, neither
     -----------

Sotheby's nor York shall (i) submit any design plans or other plans or any other documents relating to the Project to any person, or (ii) make any commitments to such person with respect thereto.

     Section 9.8.   Taubman will (a) subordinate the Mortgage to the lien
     -----------

of any construction lender, or discharge the Mortgage, to the extent required by such lender and (b) subordinate the Mortgage to any Declaration of Condominium filed in respect of the Project.

     Section 9.9.   After York becomes the fee owner of the Property, York
     -----------

and Sotheby's shall attend the Lease (a) in any manner as may reasonably be required by any
construction lender, and (b) to provide for annual base rental payments which shall be One Dollar ($1.00) provided that the Lease continues to be in all other respects a "triple net" lease. Sotheby's shall have the right to purchase the commercial condominium unit referred to in the third

WHEREAS clause for One Dollar ($1.00).



                                 ARTICLE X
                                 ---------

                               MISCELLANEOUS
                               -------------

     Section 10.1.  All notices, requests, consents and other
     ------------

communications which are required or permitted by this Agreement shall be in writing and shall either be delivered in person or sent by ordinary mail, postage pre-paid, and addressed as follows:

          If to Sotheby's:         Sotheby's Holdings, Inc.
                                   c/o Sotheby's, Inc.
                                   1334 York Avenue
                                   New York, New York 10021
                                   Attention: Michael L. Ainslie

          If to York:              York Avenue Development, Inc.
                                   1334 York Avenue
                                   New York, New York 10021
                                   Attention: Michael L. Ainslie

          If to Taubman:           Taubman York Avenue Associates, Inc.
                                   200 East Long Lake Road
                                   Bloomfield Hills, Michigan 48303-0200
                                   Attention: A. Alfred Taubman

          With a copy to:          Jeffrey H. Miro, Esq.
                                   Miro Miro & Weiner
                                   500 North Woodward Avenue, Suite 200
                                   Bloomfield Hills, Michigan 48303-0908

or to such other address as may be designated from time to time by any party hereto by written notice pursuant to this Section 10.1. Notices,

requests, consents, and other communications shall be deemed to be given when delivered, if personally delivered, or three (3) days after mailing,

if mailed in accordance with the provisions of this Section 10.1.

     Section 10.2.  (a) Neither Sotheby's nor York shall assign or
     ------------

transfer, in any manner (through the transfer of stock, or otherwise), this

Agreement or any of its rights or duties hereunder or any interest herein, by operation of law or otherwise, without the prior written consent of Taubman.

          (b)  Taubman shall have the right to assign or transfer, in any manner, this Agreement or any of its rights or duties hereunder or any interest herein, without the prior written consent of either Sotheby's or

York.

     Section 10.3.  This Agreement may not be changed, modified, altered or
     ------------

amended except by a writing executed by each of the parties hereto.

     Section 10.4.  As used herein, the singular shall include the plural
     ------------

and vice versa, and any gender shall include all genders as the context may require.

     Section 10.5.  This Agreement shall be governed by and construed in
     ------------

accordance with the laws of the State of New York.

     Section 10.6.  Subject to the provisions of Section 10.2, the
     ------------

provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     Section 10.7.  The failure of any party hereto to enforce, or the
     ------------

delay by any party in enforcing, any of its rights hereunder shall not be deemed a continuing waiver or a modification hereof, and each party may,

within the time provided by applicable law, commence appropriate legal proceedings to enforce any and all of such rights. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies any such party may have at law or in equity.

     Section 10.8.  The captions of this Agreement are inserted only as a
     ------------

matter of convenience and for reference. They do not define, limit or describe the scope or intent of this Agreement, and they shall not affect the interpretation of this Agreement. All exhibits and schedules which are mentioned in this Agreement are made a part hereof.

     Section 10.9.  The provisions of this Agreement are for the exclusive
     ------------

benefit of the parties and not for the benefit of any other person. Except as otherwise provided in this Agreement, this Agreement shall not be deemed to have conferred any rights, express or implied, upon any third person. Nothing in this Agreement shall be construed to create any rights in or for the benefit of any space lessee

(except Sotheby's) of any part of the Project.

     Section 10.10. (a)  If any party shall bring an action or proceeding
     -------------

(including, without limitation, any cross-complaint, counterclaim or third party claim) against any other party or parties by reason of the breach or alleged violation of any covenant, term or obligation of this Agreement, or for the enforcement of any provision of this Agreement, or otherwise arising out of this Agreement, the prevailing party in such action or proceeding shall be entitled to its costs and expenses of suit including,

without limitation, reasonable attorneys' fees and disbursements, which shall be payable whether or not such action is prosecuted to judgment.

"Prevailing party" within the meaning of this Section 10.10 shall include,

without limitation, a party who dismisses an action for recovery under this

Agreement in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

          (b)  If any party is required to initiate or defend any action or proceeding with a third party (including, without limitation, any cross-

complaint, counterclaim or third party claim) because of any other party's breach of or failure to enforce this Agreement, or otherwise arising out of this Agreement, and such party is the prevailing party in such action or proceeding, then such party shall be entitled to reasonable attorneys' fees and disbursements from such other party.

          (c)  Attorneys' fees under this Section 10.10 shall include,

without limitation, attorneys' fees on any appeal and, in addition, a party entitled to attorneys' fees shall be entitled to all other reasonable costs and expenses incurred in connection with such action.

     Section 10.11. For the purpose of this Agreement, the term "person"
     -------------

shall mean any individual, partnership, corporation, business trust, joint stock company, trust,
unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     Section 10.12. The invalidation of any of the provisions contained in
     -------------

this Agreement, or of the application thereof to any person, by judgment or court order shall in no way affect any of the other provisions of this

Agreement or the application thereof to any other person or circumstance and this Agreement shall remain in effect.

     Section 10.13. This Agreement may be signed in two or more
     -------------

counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of the parties here to has executed this

Agreement as of the date and year first above written.


                              SOTHEBY'S, INC.


                              By
                                ----------------------------
                                 Mitchell Zuckerman,
                                 Senior Vice President

                              YORK AVENUE DEVELOPMENT, INC.


                              By
                                ----------------------------
                                 Michael L. Ainslie,
`                                President

                              TAUBMAN YORK AVENUE ASSOCIATES, INC.


                              By
                                ----------------------------
                                 Robert C. Larson,
                                 President

                            SOTHEBY'S LETTERHEAD

                                        August 18, 1988

York Avenue Development, Inc.
1334 York Avenue
New York, New York 10021

Attention: Michael L. Ainslie


Taubman York Avenue Associates, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48303-0200

Attention: Robert C. Larson

Gentlemen:

     We refer to the Financing and Guarantee Agreement (the "Agreement"), dated as of October 1, 1987, among Sotheby's, Inc. ("Sotheby's"), York Avenue Development, Inc. ("York") and Taubman York Avenue Associates, Inc. ("Taubman") with respect to the proposed construction of a mixed-use tower at 1334 York Avenue, New York, New York (the "Project"), and each of us agrees as follows:

     1. If York is unable to obtain third party financing, as may be required in connection with the pre-development and construction phases of the Project, Sotheby's shall have the right (but not the obligation) to loan York all funds which are otherwise unavailable through such third party financing, and York shall (but, in each ease, only with the prior written approval of Taubman, which may be withheld by Taubman for any reason or for no reason) borrow such funds from Sotheby's. In the ease of any such borrowing from Sotheby's, York shall pay interest to Sotheby's at a rate equal to not more than Sotheby's "cost of funds" provided such rate is acceptable to Taubman in its sole and absolute judgment. If all of the terms and conditions of such loans from Sotheby's to York are acceptable to Taubman, in its sole and absolute judgment, Taubman shall guarantee the repayment of such loans.

     2. If Taubman loans funds to York under the Agreement, York has agreed to pay interest on such loans at the rate of one percent in excess of The Chase Manhattan Bank's prime commercial lending rate. Notwithstanding this agreed upon interest rate, if, in lieu of York obtaining financing from an institutional lender or, as provided in paragraph 1 of this letter, from Sotheby's in connection with the construction phase of 'the Project, Taubman loans funds to York for the construction of the Project and such funds were borrowed by Taubman for the purpose of loaning such borrowed funds to York for the construction of the Project, York shall pay interest on such loans from Taubman at a rate equal to Taubman's "cost of funds".

     3. For the purpose of this letter, "cost of funds" means all costs to Taubman or Sotheby's, as the case may be, of obtaining such funds from a third party including, without limitation, interest, fees, premiums, penalties, taxes and attorney's fees and disbursements.

York Avenue Development, Inc.
Taubman York Avenue Associates, Inc.
August 18, 1988
Page 2



     The Agreement, except as hereby modified, is in all respects ratified and confirmed and remains in full force and effect.

                                        Very truly yours,

Agreed to:                              SOTHEBY'S, INC.

YORK AVENUE DEVELOPMENT, INC.           By: /s/ Diana D. Brooks
                                           ---------------------------
                                             Diana D. Brooks,
By:  /s/Michael L. Ainslie                   President
     -------------------------
     Michael L. Ainslie,
     President

Dated: August 18, 1988
              --

TAUBMAN YORK AVENUE ASSOCIATES, INC.

By:  /s/ Robert C. Larson
     -------------------------
     Robert C. Larson
     President

Dated:  August 18, 1988
               --